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                                                                     EXHIBIT 1.1

                                    6,000,000

                            COMBINATORX, INCORPORATED

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                             November [  ], 2005

SG COWEN & CO., LLC
PACIFIC GROWTH EQUITIES, LLC
LAZARD CAPITAL MARKETS LLC
A.G. EDWARDS & SONS, INC.
As Representatives of the Several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. CombinatoRx, Incorporated, a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 6,000,000 shares of common stock, $.001 par value (the "Common Stock"), of the Company. The aggregate of 6,000,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 900,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock". SG Cowen & Co., LLC ("SG Cowen"), Pacific Growth Equities, LLC, Lazard Capital Markets LLC and A.G. Edwards & Sons, Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives." As part of the offering contemplated by this Agreement, SG Cowen (the "Designated Underwriter") has agreed to reserve, out of the Firm Stock purchased by it under this Agreement, up to 300,000 shares for sale to the Company's customers and business partners and friends of the Company's officers, directors and employees (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Firm Stock to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters and the Designated Underwriter that:

     (a) A registration statement on Form S-1 (File No. 333-121173) (including all pre-effective amendments thereto, the "Initial Registration Statement") in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any,

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     increasing the size of the offering (a "Rule 462(b) Registration
     Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto has been issued by the Commission.

     (b) The Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the foregoing representations and warranties in this paragraph (b) shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 17). The Prospectus contains all required information under Rule 430A.

     (c) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of Delaware, and the subsidiary (as defined in Section 15) is duly incorporated and validly existing under the laws of Singapore, and is a separate legal entity capable of suing and being sued, and the Company and its subsidiary have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the business in which they are engaged. The Company and its subsidiary are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its subsidiary taken as a whole or (ii) impair in any material respect the ability of the Company or its subsidiary to perform its obligations under this Agreement or to consummate any transaction contemplated

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     by this Agreement or the Prospectus (any such effect as described in clauses (i) or (ii), a "Material Adverse Effect"). Except for its interest in CombinatoRx (Singapore) Pte Ltd. ("CombinatoRx Singapore"), the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability partnership, limited liability corporation, association or other entity. The Company has no subsidiary (as defined in Section 15) other than CombinatoRx Singapore. Schedule B sets forth the number of shares of capital stock of CombinatoRx Singapore owned, directly or indirectly, by the Company and the percentage of voting power of issued and outstanding voting capital stock of CombinatoRx Singapore represented by such shares.

     (d) This Agreement has been duly authorized, executed and delivered by the Company.

     (e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

     (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. There are, and immediately prior to the Closing, there will be 1,006,180 shares of common stock issued and outstanding and 503,400 shares of Series A convertible preferred stock, par value $0.001, 3,364,250 shares of Series B convertible preferred stock, par value $0.001, 10,746,666 shares of Series C convertible preferred stock, par value $0.001, 8,292,699 shares of Series D convertible preferred stock, par value $0.001, and 1,363,636 shares of Series E convertible preferred stock, par value $0.001 of the Company (such Series A convertible preferred stock, Series B convertible preferred stock, Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock, collectively, the "Preferred Stock") issued and outstanding, and 2,887,149 shares of common stock are issuable upon the exercise of all outstanding options, warrants and convertible securities (other than Preferred Stock). There are no authorized or outstanding shares of capital stock, or options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiary other than those described in the Prospectus. Immediately upon the First Closing, all outstanding shares of Preferred Stock will automatically be converted into an aggregate of 14,730,380 shares of common stock of the Company(1) and all outstanding options, warrants, rights or other securities convertible into or exercisable for Preferred Stock or common stock will be converted into or exercisable or exchangeable for an aggregate of 2,887,149 shares of common stock of the Company (the shares of Common Stock issued upon conversion of outstanding Preferred Stock or upon conversion, exercise or exchange of all outstanding warrants, rights or other securities are collectively referred to herein as, the "Converted Common Shares"). None of the outstanding shares of Common Stock or Preferred Stock was, and none of the Converted Common Shares will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted

----------
(1) This assumes a conversion price for the Series E convertible preferred stock equal to an initial public offering price of $11.00 per share.

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     thereunder, as described in the Prospectus accurately and fairly present the information required under the Securities Act to be shown with respect to such plans, arrangements, options and rights.

     (g) All the outstanding shares of capital stock of the subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

     (h) The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Stock by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to any right of termination, or loss of any benefit under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or its subsidiary (or analogous governing instrument, as applicable) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their properties or assets.

     (i) Except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws, the National Association of Securities Dealers, Inc. ("NASD") and the Nasdaq Stock Market, Inc. ("Nasdaq") in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer and sale of the Stock and the consummation of the transactions contemplated hereby.

     (j) Ernst & Young LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statements and the Prospectus are registered independent public accountants as required by the Securities Act and the Rules and Regulations.

     (k) The financial statements, together with the related notes and schedules, included in the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its subsidiary at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, PROVIDED, HOWEVER, that the unaudited financial statements do not contain all footnotes required by GAAP. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

     (l) Neither the Company nor its subsidiary has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any

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     labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or its subsidiary or any material adverse change, or any change or development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiary, taken as a whole, other than as set forth in the Prospectus.

     (m) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or its subsidiary is a party or of which any property or assets of the Company or its subsidiary is the subject which is required to be described in the Registration Statement or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or its subsidiary, might have a Material Adverse Effect; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others. The Company and its subsidiary are in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing their business as prescribed by the United States Food and Drug Administration (the "FDA"), or any other federal, state or foreign agencies or bodies, including those bodies and agencies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singularly or in the aggregate, have a Material Adverse Effect. All preclinical and clinical studies undertaken by or on behalf of the Company or its subsidiary have been and are being conducted by the Company, or to the Company's knowledge by third parties, in compliance in all material respects with all applicable federal, state or foreign laws, rules, orders or regulations. No filing or submission to the FDA or any other federal, state or foreign regulatory body contains any material omission or material false information.

     (n) Neither the Company nor its subsidiary (i) is in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, lease, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree or judgment to which it or its property or assets may be subject except in the case of clauses (ii) and (iii) of this paragraph (n) for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

     (o) The Company and its subsidiary possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective business as described in the Prospectus, including without limitation all such licenses, certificates, authorizations and permits required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect; all of such licenses, certificates, authorizations and permits are valid and in full force and effect, except where the invalidity of such licenses, certificates, authorizations and permits or the failure of such licenses, certificates, authorizations and permits to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect; and neither the Company nor its subsidiary has received notification of any revocation or modification (or proceedings related thereto) of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed. The studies, tests and

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     preclinical or clinical trials, if any, conducted by or on behalf of the
     Company or its subsidiary that are described in the Registration Statements or the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statements or the Prospectus are accurate in all material respects; and neither the Company nor its subsidiary has received any notice or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests, or preclinical or clinical trials conducted by or on behalf of the Company or its subsidiary.

     (p) Neither the Company nor its subsidiary is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     (q) Neither the Company, nor any of its officers or directors, nor to the knowledge of the Company any of its affiliates, has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

     (r) The Company and its subsidiary own or possess legally enforceable rights from all necessary third parties (the "Licensors") to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, know-how and other intellectual property rights necessary for the conduct of its business described in the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or its subsidiary with respect to the foregoing. Except where such failure to make the same would not, singularly or in the aggregate, have a Material Adverse Effect, the Company or its subsidiary is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each intellectual property registration and application for registration owned by the Company or its subsidiary, respectively, except for such intellectual property applications as have been filed in the name of employees who are contractually obligated to assign all of their rights in and to such intellectual property applications to the Company, and all such applications and registrations have been duly maintained, are subsisting, in full force and effect, have not been cancelled, expired, or abandoned. Neither the Company nor its subsidiary has received written notification of any revocation or modification of any registered intellectual property right, or has any reason to believe that any renewable registered intellectual property right will not be renewed, other than any revocation, modification or failure to renew that would not, singularly or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiary as now conducted, and as proposed to be conducted as described in the Prospectus, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how or other intellectual property right or franchise right of any person, except where such infringement would not, singly or in the aggregate, have a Material Adverse Effect. There are no oppositions, cancellations, invalidity proceedings, re-examination proceedings, suits, arbitrations, or threatened claims pending or for which notice has been provided or, to the knowledge of Company, threatened, challenging the Company's or its subsidiary's ownership of, right to use, or the validity or enforceability of any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or other intellectual property right or franchise right of any person which would, singularly or in the aggregate, have a Material Adverse Effect.

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     (s)  Patent applications for all inventions owned by or licensed to the
     Company or its subsidiary that are material to the conduct of the business of the Company or its subsidiary in the manner in which it has been or is contemplated to be conducted have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office ("PTO") and, in some cases, applicable foreign and international patent authorities. Assignments for all patents and patent applications, including, without limitation any continuations, divisionals, continuations-in-part, renewals, reissues and applications for registration of any of the foregoing (collectively, the "Patents") owned by or licensed to the Company or its subsidiary that are material to the conduct of the business of the Company or its subsidiary in the manner in which it has been or is contemplated to be conducted have been properly executed and recorded for each named inventor. To the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patents have been disclosed to those patent offices so requiring. To the knowledge of the Company, each of the Company, its subsidiary and their respective assignors or the Licensors, as applicable, has met its duty of candor and good faith to the PTO for the Patents. To the knowledge of the Company, no material misrepresentation has been made to any patent office in connection with the Patents. The Company is not aware of any facts material to a determination of patentability regarding the Patents not disclosed to the PTO or other applicable patent office. The Company is not aware of any facts not disclosed to the PTO or other applicable patent office that would preclude the patentability, validity or enforceability of any patent or patent application in the Patents. The Company has no knowledge of any facts that would preclude the Company, its subsidiary or the Licensors, as applicable, from having clear title to the patents and patent applications in the Patents.

     (t) To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or any other intellectual property right or franchise right owned by or licensed to the Company or its subsidiary, except as described in the Prospectus and except for such activities that, singularly or in the aggregate, would not have a Material Adverse Effect.

     (u) With respect to each material agreement governing all rights in and to any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or any other intellectual property right or franchise right licensed by or licensed to the Company or its subsidiary: (i) neither the Company nor its subsidiary has received any notice of indemnification, termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, or granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and
     (ii) none of the Company, its subsidiary nor, to the knowledge of the Company, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.

     (v) Except for (i) the security interests or pledges granted to General Electric Capital Corporation, Lighthouse Capital IV, L.P., Lighthouse Capital V, L.P. and BioMedical Sciences Investment Fund Pte Ltd, as described in the Registration Statement; and (ii) liens and encumbrances which are not, singularly or in the aggregate, material in amount, the Company and its subsidiary have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiary free and clear of all liens, encumbrances, security interests, claims and defects.

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     (w)  No labor disturbance by the employees of the Company or its subsidiary exists or, to the Company's knowledge, is imminent, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee, officer or significant group of employees of the Company or its subsidiary plans to terminate employment with the Company or its subsidiary.

     (x) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan which, singularly or in the aggregate, could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company or its subsidiary would have any liability that is intended to be qualified under
     Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

     (y) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or its subsidiary (or any other entity for whose acts or omissions the Company or its subsidiary is or may be liable) upon any of the property now or previously owned or leased by the Company or its subsidiary, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or its subsidiary have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

     (z) The Company and its subsidiary each (i) have timely filed all necessary federal, state and foreign income and franchise tax returns, all of which when filed were true, complete and correct in all material respects, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the Company's knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor its subsidiary has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its subsidiary in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2004 neither the Company nor its subsidiary has incurred any liability for taxes other than in the ordinary course.

     (aa) The Company and its subsidiary each carry, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for similarly sized companies engaged in similar businesses in similar industries.

     (bb) The Company and its subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (cc) The minute books of the Company and its subsidiary have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain an accurate and fair summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and its subsidiary since the time of its incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

     (dd) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or its subsidiary or any of the other parties thereto, and neither the Company nor it subsidiary has received notice of, or has other knowledge of, any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Further, other than as described in the Prospectus, all such franchises, leases, contracts, agreements and documents are in full force and effect and neither the Company nor its subsidiary is in breach, violation or default of any such franchises, leases, contracts, agreements or documents and no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default of any such franchises, leases, contracts, agreements or documents.

     (ee) No relationship, direct or indirect, exists between or among the Company or its subsidiary on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or its subsidiary on the other hand, which is required to be described in the Prospectus and which is not so described.

     (ff) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or its subsidiary in connection with the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or its subsidiary under the Securities Act.

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                                       10

     (gg) Neither the Company nor its subsidiary owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

     (hh) Except as set forth in this Agreement, neither the Company nor its subsidiary is a party to any contract, agreement or understanding with any person that could give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

     (ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (jj) The Stock has been approved for listing subject to notice of issuance on the Nasdaq National Market of the Nasdaq Stock Market, Inc. (the "Nasdaq National Market").

     (kk) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions.

     (ll) The Company has taken all necessary actions to ensure that, upon and at all times after Nasdaq shall have approved the Stock for inclusion therein, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon the effectiveness of such requirements.

     (mm) Neither the Company nor its subsidiary nor, to the Company's knowledge, any employee or agent of the Company or its subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

     (nn) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's or its subsidiary's liquidity or the availability of or requirements for the Company's or its subsidiary's capital resources required to be described in the Prospectus which have not been described as required.

     (oo) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company or its subsidiary, to or for the benefit of any of the officers or directors of the Company or its subsidiary, or any of their respective family members, except as disclosed in the Prospectus.

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                                       11

     (pp) There has been no dividend or distribution of any kind declared, paid or made by the Company on any capital stock.

     (qq) The Registration Statements, the Prospectus and the Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which they are distributed in connection with the Directed Share Program. No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws or regulations of any foreign jurisdiction in which the Directed Shares are offered outside the United States.

     (rr) The Company has not offered, or caused the Underwriters to offer, any Firm Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer, supplier or business partner of the Company to alter the customer's, supplier's or business partner's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

     (ss) There are no rulemaking or similar proceedings before the FDA or comparable federal, state, local or foreign government bodies which involve the Company, which, if the subject of an action unfavorable to the Company, could result, singularly or in the aggregate, in a Material Adverse Effect.

     (tt) Neither the Company nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(dd) of the By-laws of the NASD) of, any member firm of the NASD, other than as described on Schedule D hereof.

     (uu) Except as disclosed in the letter dated October 25, 2005 of Ropes & Gray LLP, on behalf of the Company, to the Commission, the Company and its directors, officers and employees have not made any email transmissions relating to or in connection with the offering in violation of Section 5 of the Securities Act.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying 6,000,000 shares of Firm Stock by a fraction the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock.

     The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $[ ] per share (the "Purchase Price").

     The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (through the facilities of The Depositary Trust Company or, at the election of the Representatives, in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York City time, on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Company, all at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York City time, on November [ ], 2005, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

     In the event that the Representatives elect to have the Underwriters take delivery of definitive certifcates, the Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least one full business day prior to the First Closing Date.

     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company and for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name on Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement and may be exercised only three times. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

     The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates".)

     The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York City time, on the second full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company all at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. In the event that the Representatives elect to have the Underwriters take delivery of definitive certifcates, the Company shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least one full business day prior to the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

     The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters and the Designated Underwriter that:

     (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period (not less than two business days) to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use its best efforts to obtain its withdrawal as soon as practicable.

     (b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would, when the Prospectus is delivered, include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

     (c) The Company will furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

     (d) The Company will deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, and (iii) the Prospectus (not later than 10:00 A.M., New York City time, on the business day following the execution and delivery of this Agreement) and any amended or supplemented

     Prospectus (not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement).

     (e) The Company will make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), a consolidated earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

     (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; PROVIDED that the Company and its subsidiary shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

     (g) During the period of five years from the date hereof, the Company will deliver, upon request, to the Representatives and to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (i) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Stock is listed or quoted, with the filing of any such document with the Commission by EDGAR and the email delivery of such document (or of a notice of such filing) to a designated email address of each Representative and Underwriter deemed sufficient to satisfy the Company's obligation to deliver such document under this Section 4(g).

     (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus (the "Lock-Up Period") without the prior written consent of SG Cowen other than (A) the Company's sale of the Stock hereunder, (B) the issuance of shares of Common Stock or securities exercisable for Common Stock pursuant to (i) employee benefit plans, qualified stock option plans or other employee compensation plans, as such plans are in existence on the date hereof and described in the Prospectus, or (ii) currently outstanding options, warrants or rights, and (C) the issuance of not more than an aggregate of 1,000,000 shares of Common Stock (including warrants exercisable for such shares of Common Stock) to unaffiliated third parties in connection with one or more strategic partnerships, joint ventures, collaborations or similar arrangements for the purpose of promoting, marketing or distributing the Company's product candidates, or in connection with one or more acquisitions or licenses by the Company of any business, products or technologies, provided, however in the case of clause
     (C) that, prior to the issuance of any such shares or warrants, each recipient thereof shall have entered into and delivered to you a lock-up agreement substantially in the form of Exhibit I hereto. The Company will cause (x) each shareholder, optionholder and warrantholder of the Company that is an institutional investor to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit II hereto, (y) each officer and director of the Company and each shareholder, optionholder (other than optionholders listed on Schedule C hereto) and warrantholder of the Company that is not an institutional investor and each person that owns other rights to acquire capital stock of the Company to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, and (z) each optionholder listed on Schedule C hereto to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of
     Exhibit III hereto, pursuant to which letters such persons shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of SG Cowen. The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

     (j) Prior to each of the Closing Dates, the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

     (k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

     (l) Without limiting the provisions of Section 4(h) in connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Stock, or attempt to induce any person to purchase any Common Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Common Stock.

     (m) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(b).

     (n) For at least one year from the date hereof, the Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

     (o) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds".

     (p) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

     (q) The Company will comply with all applicable securities and other applicable securities and other laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     (r) The Company will use its best efforts to effect and, for at least one year from the date hereof, maintain the quotation of the Stock on the Nasdaq.

     (s) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Stock and the Optional Stock.

     (t) The Company will not declare, pay or otherwise make a dividend or distribution of any kind on any of its capital stock prior to the Closing Dates.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus, Prospectus, any amendments, supplements and exhibits thereto and the costs of printing, reproducing and distributing the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with any required review by the NASD of the terms of sale of the Stock and any filings made with the NASD; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; (h) the cost of preparing and printing stock certificates; (i) all fees and expenses the Designated Underwriter incurred in connection with the Directed Share Program, including the fees, disbursements and expenses of its counsel and stamp duties, similar taxes or duties or other taxes, if any, incurred in connection with the Directed Share Program; and (j) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); PROVIDED that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) and the NASD shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transaction contemplated hereby.

     (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that any Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Ropes & Gray LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth on Exhibit IV.

     (e) Clark & Elbing LLP shall have furnished to the Representatives such counsel's written opinion, as patent counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth on Exhibit V.

     (f) Bromberg & Sunstein LLP shall have furnished to the Representatives such counsel's written opinion, as patent counsel to the Company, addressed to the underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth on Exhibit VI.

     (g) Drew & Napier LLC shall have furnished to the Representatives such counsel's written opinion, as Singapore counsel to the Company and its subsidiary, addressed to the underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth on Exhibit VII.

     (h) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

     (i) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, addressed to the Underwriters, and executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are

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                                       18

     independent certified public accountants with respect to the Company and its subsidiary within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus.

     (j) On the effective date of any post-effective amendment and on the Closing Date, the Representatives shall have received a letter (the "bring-down letter") from Ernst & Young LLP addressed to the Underwriters and executed and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(i).

     (k) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and each amendment or supplement thereto and, in their opinion, the Registration Statements and each amendment thereto, as of their respective effective dates, and the Prospectus and each amendment thereto, as of the respective date thereof and the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent audited financial statements included in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiary taken as a whole, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiary taken as a whole, except as set forth in the Prospectus.

     (l) Neither the Company nor its subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus and since such date there shall not have been any change in the capital stock or long-term debt of the Company or its subsidiary or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company or its subsidiary, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in this paragraph (l), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

     (m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by

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                                       19

     any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect the business or operations of the Company.

     (n) Subsequent to the execution and delivery of this Agreement no downgrading shall have occurred in the Company's corporate credit rating.

     (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

     (p) The Nasdaq National Market shall have approved the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

     (q) SG Cowen shall have received the written agreements, (i) substantially in the form of Exhibit II hereto of shareholders, optionholders and warrantholders of the Company that are institutional investors, (ii) substantially in the form of Exhibit I hereto of the directors and officers of the Company and of shareholders, optionholders (other than the optionholders listed on Schedule C hereto) and warrantholders of the Company that are not institutional investors and holders of other rights to purchase capital stock of the Company, and (iii) substantially in the form of Exhibit III hereto of the optionholders of the Company listed on Schedule C hereto.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and, each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action or investigation in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or investigation arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the

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                                       20

     Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the content, distribution or receipt of any e-mail transmission or other "written communication," as such term is defined by Rule 405 under the Securities Act as adopted on June 29, 2005 and currently scheduled to take effect on December 1, 2005, made by the Company or any of its directors, officers, or employees relating to or in connection with the offering, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, action or investigation as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or investigation arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 17).

     The Company shall indemnify and hold harmless the Designated Underwriter and its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively, the "Designated Underwriter Indemnified Parties," and each a "Designated Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action or investigation in respect thereof, to which that Designated Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or investigation arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, (ii) the omission or alleged omission to state in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iv) any other loss, claim, damage or liability, or any action or investigation in respect of, related to, arising out of, or in connection with the Directed Share Program, other than such losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Underwriter.

     The indemnity agreements provided for in this Section 7(a) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party or Designated Underwriter Indemnified Party.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company

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                                       21

     Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined in Section 17), and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter's Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action or investigation the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action or investigation; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with written consent of the Indemnified Party, be counsel to the Indemnifying Party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such claim or action and employ counsel reasonably satisfactory to the indemnified party or does not diligently defend the claim or action in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume (or in the case of a failure to diligently defend, to continue to defend) the defense of such action on behalf of such indemnified party and the indemnifying party shall be responsible for all legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense of

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                                       22

     such action or claim. Notwithstanding anything to the contrary herein, the Company Indemnifying Party shall not be entitled to assume the defense of any investigation against an Underwriter Indemnified Party or Designated Underwriter Indemnified Party. If any investigation shall be brought against an Underwriter Indemnified Party or Designated Underwriter Indemnified Party, and it shall notify the indemnifying party thereof, the indemnifying party shall be responsible for all legal fees or other expenses incurred in connection with the defense of such investigation. However, the indemnifying party shall not, in connection with any one action, claim or investigation, or separate but substantially similar or related actions, claims or investigations, in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this
     Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action or investigation effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action or investigation, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the penultimate paragraph in Section 7(a) hereof in respect of such action, proceeding or investigation, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all directors, officers, employees, representatives and agents of, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

     (d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request (other than for fees and expenses that the indemnifying party is reasonably contesting in good faith) prior to the date of such settlement.

     (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or, 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, action or investigation in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, action or investigation in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriter's Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
     Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, action or investigation in respect thereof, referred to above in this
     Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, claim or investigation. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The Underwriters' obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(l), 6(n) or 6(o) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to
Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations and warranties set forth in Section 2, obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the Designated Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that the Underwriter's responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

     (a) each Underwriter's responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

     (b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

     (d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to
Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC 1221 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets (Fax:
     212-278-4098), with a copy to the same address, Attention: Legal Department (Fax: 212-278-7053), and a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, MA 02108, Attention: Louis A. Goodman;

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to CombinatoRx, Incorporated, 650 Albany Street, Boston, Massachusetts 02118 Attention: Robert Forrester (Fax:
     617-425-7020), with a copy to Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, Attention: Geoffrey Davis (Fax: 617-951-7050);

     PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the "Underwriters' Information" consists solely of the following information in the Prospectus: the statements concerning the Underwriters contained in the (i) last paragraph on the front cover concerning delivery of the Stock by the Underwriters; and (ii) the third paragraph, the tenth paragraph and the eleventh paragraph under the heading "Underwriting" and the table of Underwriters participating in the offering.

18. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of the agreement between the Company, and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.


                                          Very truly yours,

                                          COMBINATORX, INCORPORATED

                                          By:
                                             -----------------------
                                          Name:
                                          Title:


Accepted as of
the date first above written:

SG COWEN & CO., LLC
PACIFIC GROWTH EQUITIES, LLC
LAZARD CAPITAL MARKETS LLC
A.G. EDWARDS & SONS, INC.
     Acting on their own behalf
     and as Representatives of several
     Underwriters referred to in the
     foregoing Agreement.

By: SG COWEN & CO., LLC

By:
   --------------------------------
Name:
Title:

                                   SCHEDULE A

                                             Number               Number of
                                            of Firm               Optional
                                            Shares                 Shares
                                             to be                  to be
Name                                       Purchased              Purchased
----                                       ---------              ---------
SG Cowen & Co., LLC

Pacific Growth Equities, LLC

Lazard Capital Markets LLC

A.G. Edwards & Sons, Inc.
                                           ----------             ----------

Total
                                           ==========             ==========

                                   SCHEDULE B

                                                                 PERCENTAGE OF VOTING POWER OF
    NUMBER OF SHARES OF CAPITAL           TOTAL NUMBER OF        ISSUED AND OUTSTANDING VOTING
  STOCK OF CombinatoRx SINGAPORE       AUTHORIZED SHARES OF      CAPITAL STOCK OF CombinatoRx
OWNED, DIRECTLY OR INDIRECTLY, BY        CAPITAL STOCK OF        SINGAPORE REPRESENTED BY SUCH
           THE COMPANY                 CombinatoRx SINGAPORE                SHARES
----------------------------------------------------------------------------------------------


                                   SCHEDULE C

                   OPTIONHOLDERS TO FURNISH EXHIBIT III LETTER

                                   SCHEDULE D

                                    EXHIBIT I

                                                                          , 2005

SG Cowen & Co., LLC
Pacific Growth Equities, LLC
Lazard Capital Markets LLC
A.G. Edwards & Sons, Inc.
As representatives of the
several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York  10020

Re:  CombinatoRx, Incorporated Public Offering of Common Stock
     ---------------------------------------------------------

Dear Sirs:

     In order to induce SG Cowen & Co., LLC ("SG Cowen") and Pacific Growth Equities, LLC, Lazard Capital Markets LLC and A.G. Edwards & Sons, Inc. (together with SG Cowen, the "Representatives"), to enter in to a certain underwriting agreement with CombinatoRx, Incorporated, a Delaware corporation (the "Company"), with respect to the public offering (the "Public Offering") of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such Public Offering (the "Restricted Period"), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the "Beneficially Owned Shares")) (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock or (iii) engage in any short selling of the Common Stock.

     If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Restricted Period, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restrictive Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     The restrictions set forth herein shall not apply to any transfer or disposition of any shares of Common Stock, any Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock: (a) as a bona fide gift or gifts; (b) to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; or (c) by will or intestacy to the undersigned's legal representative, heir or immediate family; PROVIDED THAT, in each case, each and every transferee, distributee or donee thereof agrees in writing, in form satisfactory to SG Cowen, to be bound by the terms of this Agreement, a copy of which will be delivered to SG Cowen. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the Restricted Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

     Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to March 31, 2006, this Agreement shall be of no further force or effect.


                                        By:
                                           ----------------------------
                                        Name:
                                        Title:

                                   EXHIBIT II

                                                                          , 2005

SG Cowen & Co., LLC
Pacific Growth Equities, LLC
Lazard Capital Markets LLC
A.G. Edwards & Sons, Inc.
As representatives of the
several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York  10020

Re:  CombinatoRx, Incorporated Public Offering of Common Stock
     ---------------------------------------------------------

Dear Sirs:

     In order to induce SG Cowen & Co., LLC ("SG Cowen") and Pacific Growth Equities, LLC, Lazard Capital Markets LLC and A.G. Edwards & Sons, Inc. (together with SG Cowen, the "Representatives"), to enter in to a certain underwriting agreement with CombinatoRx, Incorporated, a Delaware corporation (the "Company"), with respect to the public offering (the "Public Offering") of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such Public Offering (the "Restricted Period"), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the "Beneficially Owned Shares")) (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock or (iii) engage in any short selling of the Common Stock.

     If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Restricted Period, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restrictive Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     The restrictions set forth herein shall not apply to any transfer or disposition of: (a) any shares of Common Stock or any Beneficially Owned Shares that were acquired by the undersigned after the completion of the Public Offering in open market transactions; (b) any shares of

Common Stock, any Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts; (c) any shares of Common Stock, any Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock as a distribution to partners, members or stockholders of the undersigned; (d) any shares of Common Stock, any Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; or
(e) any shares of Common Stock, any Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock by will or intestacy to the undersigned's legal representative, heir or immediate family; PROVIDED THAT, in each of the cases (b)-(e), each and every transferee, distributee or donee thereof agrees in writing, in form satisfactory to SG Cowen, to be bound by the terms of this Agreement, a copy of which will be delivered to SG Cowen. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Except in the case of any transfer or disposition pursuant to provision
(a) above, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the Restricted Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

     Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to March 31, 2006, this Agreement shall be of no further force or effect.


                                        By:
                                           ----------------------------
                                        Name:
                                        Title:

                                   EXHIBIT III

                                                                          , 2005

SG Cowen & Co., LLC
Pacific Growth Equities, LLC
Lazard Capital Markets LLC
A.G. Edwards & Sons, Inc.
As representatives of the
several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York  10020

Re:  CombinatoRx, Incorporated Public Offering of Common Stock
     ---------------------------------------------------------

Dear Sirs:

     In order to induce SG Cowen & Co., LLC ("SG Cowen") and Pacific Growth Equities, LLC, Lazard Capital Markets LLC and A.G. Edwards & Sons, Inc. (together with SG Cowen, the "Representatives"), to enter in to a certain underwriting agreement with CombinatoRx, Incorporated, a Delaware corporation (the "Company"), with respect to the public offering (the "Public Offering") of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such Public Offering (the "Restricted Period"), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the "Beneficially Owned Shares")) (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock or (iii) engage in any short selling of the Common Stock.

     If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Restricted Period, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restrictive Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     2,286 of the shares of Common Stock owned by the undersigned are excluded from the restrictions set forth in this Agreement.

                                      III - 2

     The restrictions set forth herein shall not apply to any transfer or disposition of any shares of Common Stock, any Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock: (a) as a bona fide gift or gifts; (b) to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; or (c) by will or intestacy to the undersigned's legal representative, heir or immediate family; PROVIDED THAT, in each case, each and every transferee, distributee or donee thereof agrees in writing, in form satisfactory to SG Cowen, to be bound by the terms of this Agreement, a copy of which will be delivered to SG Cowen. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the Restricted Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

     Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to March 31, 2006, this Agreement shall be of no further force or effect.


                                        By:
                                           -----------------------------
                                        Name:
                                        Title:

                                   EXHIBIT IV

                    Form of Legal Opinion of Company Counsel

          Opinion of Ropes & Gray LLP, counsel for the Company, to be delivered pursuant to Section 6(d) of the Underwriting Agreement:

                                    EXHIBIT V

                           Clark & Elbing LLP Opinion

                Opinion of Clark & Elbing LLP, patent counsel for the Company, to be delivered pursuant to Section 6(e) of the Underwriting Agreement:

                                   EXHIBIT VI

                         Bromberg & Sunstein LLP Opinion

               Opinion of Bromberg & Sunstein LLP, patent counsel for the Company, to be delivered pursuant to Section 6(f) of the Underwriting Agreement:

                                   EXHIBIT VII

                            Drew & Napier LLC Opinion

Opinion of Drew & Napier LLC, Singapore counsel to the Company and its subsidiary, to be delivered pursuant to Section 6(g) of the Underwriting
Agreement: